Artisan Partners Asset Management Inc. Reports July 2022 Assets Under Management
Milwaukee, WI - August 9, 2022 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its preliminary assets under management ("AUM") as of July 31, 2022 totaled $136.5 billion. Artisan Funds and Artisan Global Funds accounted for $66.4 billion of total firm AUM, while separate accounts and other AUM1 accounted for $70.1 billion. In July, a separate account client invested in the Global Opportunities strategy initiated a restructuring of their portfolios. This restructure resulted in an outflow of approximately $1.2 billion in July, which we expect will be reinvested in the Global Opportunities strategy in August.

PRELIMINARY ASSETS UNDER MANAGEMENT BY STRATEGY[2]

As of July 31, 2022 - ($ Millions)
Growth Team
Global Opportunities	$18,794
Global Discovery	1,777
U.S. Mid-Cap Growth	12,387
U.S. Small-Cap Growth	3,462
Global Equity Team
Global Equity	615
Non-U.S. Growth	14,496
Non-U.S. Small-Mid Growth	7,130
China Post-Venture	192
U.S. Value Team
Value Equity	3,811
U.S. Mid-Cap Value	3,363
Value Income	10
International Value Team
International Value	30,379
International Explorer	44
Global Value Team
Global Value	22,584
Select Equity	365
Sustainable Emerging Markets Team
Sustainable Emerging Markets	976
Credit Team
High Income	7,109
Credit Opportunities	135
Floating Rate	47
Developing World Team
Developing World	4,362
Antero Peak Group
Antero Peak	3,421
Antero Peak Hedge	967
EMsights Capital Group
Global Unconstrained	14
Emerging Markets Debt Opportunities	41
Emerging Markets Local Opportunities	10

Total Firm Assets Under Management ("AUM")	$136,491
1 Separate account and other AUM consists of the assets we manage in or through vehicles other than Artisan Funds or Artisan Global Funds. Separate account and other AUM includes assets we manage in traditional separate accounts, as well as assets we manage in Artisan-branded collective investment trusts, and in our own private funds.
2 AUM for certain strategies include the following amounts for which Artisan Partners provides investment models to managed account sponsors (reported on a one-month lag): Artisan Sustainable Emerging Markets $80 million.

Forward-Looking Statements Disclosure
Certain statements in this release are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual level of activity, actions or achievements to differ materially from the level of activity, actions or achievements expressed or implied by the forward-looking statements. These factors include: the loss of key investment professionals or senior management, adverse market or economic conditions, poor performance of our investment strategies, change in the legislative and regulatory environment in which we operate, operational or technical errors or other damage to our reputation, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 22, 2022, as such factors may be updated from time to time. Our periodic and current reports are accessible on the SEC's website at www.sec.gov. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners' autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Investor Relations Inquiries: 866.632.1770 or ir@artisanpartners.com
Source: Artisan Partners Asset Management Inc.